Exhibit 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANT



      We consent to the incorporation by reference in this Registration Statement of ACE Limited on Form S-8 of our report dated November 4, 1998 relating to the consolidated financial statements of ACE Limited which is incorporated by reference in ACE Limited's Annual Report on Form 10-K for the year ended September 30, 1998. We also consent to the incorporation by reference of our report dated November 4, 1998 relating to the financial statement schedules of ACE Limited which is included in ACE Limited's Annual Report on 10-K for the year ended September 30, 1998.




/s/PRICEWATERHOUSECOOPERS LLP
-----------------------------
PricewaterhouseCoopers LLP
New York, New York
December 30, 1999

                     CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this Registration Statement of ACE Limited on Form S-8 of our report dated April 2, 1999 relating to the financial statements of CIGNA Corporation Property and Casualty Businesses Combined Financial Statements which appears in the Current Report on Form 8-K of ACE Limited dated May 19, 1999.





/s/PRICEWATERHOUSECOOPERS LLP
-----------------------------
PricewaterhouseCoopers LLP
New York, New York
December 30, 1999